WALKER FINANCIAL CORPORATION
                          990 Stewart Avenue, Suite 650
                           Garden City, New York 11530

                                  June 12, 2006

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Garden  City,  New  York
June  12,  2006

This information statement has been mailed on or about June 12, 2006 to the stockholders of record on June 9, 2006 (the "Record Date") of Walker Financial Corporation (the "Company") in connection with certain actions to be taken by the written consent by stockholders of the Company holding a majority of the outstanding shares of common stock of the Company, dated as of May 23, 2006. The actions to be taken pursuant to the written consent shall be taken on or about July 3, 2006, 20 days after the mailing of this information statement.
THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.
                       By Order of the Board of Directors,

                    /s/  Mitchell  S.  Segal
                    ------------------------

                       Mitchell  S.  Segal
                    Chief  Executive  Officer

                          WALKER FINANCIAL CORPORATION
                          990 Stewart Avenue, Suite 650
                           Garden City, New York 11530

               TO THE STOCKHOLDERS OF WALKER FINANCIAL CORPORATION
          NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT
   OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING STOCK OF THE COMPANY
                IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS

TO  OUR  STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of stockholders holding a majority of the outstanding shares of common stock of the Company dated May 23, 2006, in lieu of a special meeting of the stockholders. Such action will be become effective on or about July 3, 2006:
1. Amendment to the Company's Articles of Incorporation, as amended, to lower the par value of its common stock and preferred stock from $0.10 to $0.0001.

OUTSTANDING  SHARES  AND  VOTING  RIGHTS

As of the May 23, 2006, the Company's authorized capitalization consisted of 100,000,000 shares of Common Stock, of which 13,837,220 shares were issued and outstanding and 5,000,000 shares of Preferred Stock, of which none are issued and outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. Because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of May 23, 2006 have voted in favor of the foregoing proposals by resolution dated May 23, 2006; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on July 3, 2006.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware.
                       By Order of the Board of Directors,

/s/Mitchell  S.  Segal
----------------------
Chief  Executive  Officer

Garden  City,  New  York
June  12,  2006

                                    AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                   TO LOWER THE PAR VALUE OF THE CAPITAL STOCK

On May 23, 2006, stockholders holding a majority of the shares of common entitled to vote approved an amendment to our Certificate of Incorporation, as amended and restated, to decrease the par value of our common stock from $.10 per share to $.0001 per share. As of the that date, our authorized capitalization consisted of 100,000,000 shares of common stock, of which 13,837,220 shares were issued and outstanding and 5,000,000 shares of preferred stock, of which none are issued and outstanding. A copy of the amendment to our Certificate of Incorporation is attached hereto as Annex A.

The proposed reduction in the par value per share of our capital stock is intended to enable us to raise additional capital required to continue and expand our business operations. Delaware law does not permit a corporation to issue stock for a consideration that is below the par value of that entity's capital stock. During the period from April 3, 2006 through May 22, 2006, the closing price of our common stock on the OTC Bulletin has ranged from $0.095 to $0.11. As a result, it may become impossible for us to raise additional funds through the issuance of equity securities in the near future.

In February 2006, we entered into an investment agreement with Dutchess Private Equities Fund, L.P. providing for the sale and issuance to Dutchess from time to time of up to $10,000,000 in shares of Common Stock until May 2009. Under the terms of the investment agreement, the purchase price for the shares to be sold will be equal to 93% of the lowest closing bid price of the Common Stock during the five-day period following the date we deliver a notice of our intention to sell shares to Dutchess. At the current market price of our common stock we will not be able to sell any shares of common stock to Dutchess under the investment agreement. If we are unable to raise capital through Dutchess or otherwise, it may be necessary to curtail, or cease entirely our plan of operations. The proposed reduction in par value for the common stock would be effected by a reduction in the capital stock account on our balance sheet and a corresponding increase in the additional paid-in (or surplus) capital account and thus would have no impact on our capital structure. The reduction in par value would not reduce the ownership interests of stockholders, nor would it have any other impact on the rights and privileges of the holders of common stock (other than in the reduction of par value). The reduction in par value per share reduces the amount required to be carried by us as capital, thereby potentially increasing our surplus capital available for dividends and other distributions and for other corporate purposes.

                             ADDITIONAL INFORMATION

We will provide upon request and without charge to each stockholder receiving this Information Statement a copy of our annual report on Form 10-KSB for the fiscal year ended December 31, 2005 and quarterly report on Form 10-QSB for the quarter ended March 31, 2006, including the financial statements and financial statement schedule information included therein, as filed with the SEC.
                       By Order of the Board of Directors,

/s/  Mitchell  S.  Segal
------------------------

Chief  Executive  Officer

Garden  City,  New  York
June  12,  2006

                                     ANNEX A
                                  AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                          WALKER FINANCIAL CORPORATION

Walker Financial Corporation (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is Walker Financial Corporation and the name under which the Corporation was originally incorporated is Walker Cinematography Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State was September 29, 1967.

2. This Amendment to the Certificate of Incorporation as previously amended and restated, further amends the Certificate of Incorporation of the Corporation by amending the introductory paragraph of Article Fourth to decrease the par value of the shares the Corporation is authorized to issue from $0.10 to $0.0001, as follows:

"FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is one hundred five million (105,000,000), of which five million (5,000,000) are to be designated preferred stock having a par value of $0.0001 per share and one hundred million (100,000,000) are to be common stock having a par value $0.0001 per share. The powers, preferences, rights, qualifications, limitations, or restrictions of the shares of stock of each class and series, which the Corporation is authorized to issue, are as follows:"

3. The amendment set forth herein was duly adopted by the Board of Directors and by the affirmative vote of the holders of the majority of the stock of the Corporation entitled to vote thereon in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Walker Financial Corporation has caused this Amendment to the Certificate of Incorporation to be signed by Mitchell S. Segal, its Chief Executive Officer, this ____ day of July, 2006.

                      WALKER INTERNATIONAL INDUSTRIES, INC.

By:  /s/  Mitchell  S.  Segal
     ------------------------
     Mitchell  S.  Segal,  Chief  Executive  Officer